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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 12, 2003

                           WAM Acquisition GP, Inc.
                             for itself and as general partner of
                             LIBERTY WANGER ASSET
                             MANAGEMENT, L.P.

                           By: /s/ Bruce H. Lauer
                               -------------------------------------------------
                                   Bruce H. Lauer
                                   Senior Vice President and Secretary

                           LIBERTY ACORN TRUST

                           By: /s/ Bruce H. Lauer
                               -------------------------------------------------
                                   Bruce H. Lauer
                                   Vice President, Treasurer and
                                   Secretary

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